                           FORM 10-K DECEMBER 31, 1995

                                                      COMMISSION FILE NO. 1-8491


                                                                      EXHIBIT 21


                      HECLA MINING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                                December 31, 1995


                                        State or Country       Percentage of
                                           in Which          Voting Securities
                                           Organized                Owned
                                        ----------------     -----------------
CoCa Mines Inc.                           Colorado                100      (A)
Colorado Aggregate Company of
  New Mexico                              New Mexico              100      (A)
Consolidated Silver Corporation           Idaho                   78.45    (A)
Eastmaque Gold Mines (U.S.) Inc.          Nevada                  100      (A)
Equinox Resources, Inc.                   Nevada                  100      (A)
Kentucky-Tennessee Clay Company           Delaware                100      (A)
K-T Clay de Mexico, S.A. de C.V.          Mexico                  100      (A)
K-T Feldspar Corporation                  North Carolina          100      (A)
Minera Hecla, S.A. de C.V.                Mexico                  100      (A)
Mountain West Products Inc.               Idaho                   100      (A)



(A)   Included in the consolidated financial statements filed herewith.
